Exhibit 16.1

January 14th, 2026

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Nukkleus, Inc.’s statements included under Item 4.01 of its Form 8-K dated January 14th, 2026. We agree with the statements concerning our Firm under Item 4.01. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ Green Growth CPAs
Green Growth CPAs

10250 Constellation Blvd.

Los Angeles, CA 90067